SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549




                                  FORM 8-K/A

                               AMENDMENT NO. 1

                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of Earliest Event Reported): December 21, 1998



                         GALVESTON'S STEAKHOUSE CORP.
            (Exact name of registrant as specified in its charter)



       Delaware                   000-23739                   94-3248672
(State of Incorporation) (Commission File Number) (IRS Employer Identification No.)


                             10200 Willow Creek Road
                               San Diego, CA 92131
             (Address of principal executive offices) (Zip Code)


                                (619) 689-2333
             (Registrant's telephone number, including area code)


                                 Former Address:
                         151 East Allesandro Boulevard
                              Riverside, CA 92508
        (Former name or former address, if changed since last report)

This Amendment No. 1 to the Registrant's Current Report on Form 8-K dated January 5, 1999 (the "Report") relates to the Registrant's completion of the acquisition of Paragon Steakhouse Restaurants, Inc. ("Paragon"). The purpose of this Amendment is to amend Item 7(a) to provide the financial statements of Paragon and Item 7(b) to provide the required pro forma financial information relating to the business combination between the Registrant and Paragon on September 30, 1998 which were unavailable at the time the Registrant filed the Report.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS.

   (a)            Financial statements of business acquired.





                      Consolidated Financial Statements

                     Paragon Steakhouse Restaurants, Inc.
                               and Subsidiaries

                      Years ended September 25, 1998 and
                               September 26, 1997
                      with Report of Independent Auditors

             Paragon Steakhouse Restaurants, Inc. and Subsidiaries

                       Consolidated Financial Statements

             Years ended September 25, 1998 and September 26, 1997




                                   CONTENTS

Report of Independent Auditors...............................................F-1

Audited Consolidated Financial Statements

Consolidated Balance Sheets..................................................F-2
Consolidated Statements of Operations and Accumulated Deficit................F-3
Consolidated Statements of Cash Flows........................................F-4
Notes to Consolidated Financial Statements...................................F-6

                        Report of Independent Auditors

Board of Directors and Shareholder
Paragon Steakhouse Restaurants, Inc.

We have audited the accompanying consolidated balance sheets of Paragon Steakhouse Restaurants, Inc. (a wholly-owned subsidiary of Kyotaru Co., Ltd.) and subsidiaries as of September 25, 1998 and September 26, 1997, and the related consolidated statements of operations and accumulated deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Paragon Restaurants, Inc. and subsidiaries at September 25, 1998 and September 26, 1997, and the consolidated results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that Paragon Steakhouse Restaurants, Inc. and subsidiaries will continue as a going concern. As more fully described in Note 1, the Company has incurred recurring operating losses, has a working capital deficiency and, as a result of the Company's Parent filing a petition for corporate reorganization procedures with the Tokyo District Court in Japan on January 19, 1997, the Company may not have access to adequate working capital during the coming year. These conditions raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

                                            /s/ Ernst & Young LLP
November 7, 1998
                                       F-1

            Paragon Steakhouse Restaurants, Inc. and Subsidiaries

                         Consolidated Balance Sheets

                                                                         SEPTEMBER 25,      SEPTEMBER 26,
                                                                             1998                1997
                                                                      ----------------------------------------
ASSETS

Current assets:
   Cash and cash equivalents                                              $     715,388         $ 1,392,921
   Accounts receivable, less allowances of $49,585 in 1998 and
     $82,510 in 1997                                                          3,399,535           3,114,668
   Inventories                                                                5,180,141           4,448,067
   Prepaid expenses, supplies and other current assets                        3,282,651           3,374,014
                                                                      ----------------------------------------
Total current assets                                                         12,577,715          12,329,670

Property and equipment, net                                                  55,060,971          61,188,457

Other assets:
   Liquor licenses                                                            2,191,117           2,321,198
   Cash - restricted under collateral agreements                              1,679,194           2,927,960
   Other                                                                      1,985,967           1,782,071
                                                                      ----------------------------------------
                                                                              5,856,278           7,031,229
                                                                      ----------------------------------------
Total assets                                                                $73,494,964         $80,549,356
                                                                      ========================================
LIABILITIES AND DEFICIENCY IN ASSETS Current liabilities:
   Accounts payable                                                         $11,206,188         $11,587,516
   Advance from affiliate                                                           272           1,808,085
   Other accrued liabilities                                                  9,122,574           9,972,920
   Accrued salaries, wages and benefits                                       3,776,600           3,458,109
   Current portion of capital lease obligations                               1,152,143           1,404,202
   Current portion of long-term debt                                         20,706,225           1,119,256
                                                                      ----------------------------------------
Total current liabilities                                                    45,964,002          29,350,088

Capital lease obligations, less current portion                               8,557,331           9,706,474
Long-term debt, less current portion                                                  -          20,621,781
Other long-term liabilities                                                   4,350,877           4,133,203
Due to affiliate                                                             20,626,103          19,001,135

Commitments and contingencies

Deficiency in assets:
   Common stock, no par value:
     Shares authorized - 10,000
     Issued and outstanding -1,794 shares in 1998 and 1997                   49,000,000          49,000,000
   Additional paid-in capital                                                32,349,089          32,349,089
   Accumulated deficit                                                      (87,352,438)        (83,612,414)
                                                                      ----------------------------------------
Total deficiency in assets                                                   (6,003,349)         (2,263,325)
                                                                      ----------------------------------------
Total liabilities and deficiency in assets                                  $73,494,964         $80,549,356
                                                                      ========================================

See accompanying notes.
                                                                             F-2

            Paragon Steakhouse Restaurants, Inc. and Subsidiaries

        Consolidated Statements of Operations and Accumulated Deficit



                                                                                 YEAR ENDED
                                                                     SEPTEMBER 25,       SEPTEMBER 26,
                                                                          1998                1997
                                                                  -----------------------------------------
Revenues:
   Restaurant                                                           $137,092,585        $150,111,596
   Foodservice distribution                                               34,218,341          27,029,670
                                                                  -----------------------------------------
                                                                         171,310,926         177,141,266

Cost of sales:
   Food and beverage costs - Restaurant                                   45,432,791          50,093,188
   Food and beverage costs - Foodservice distribution                     31,236,813          24,486,752
   Personnel costs - Restaurant                                           44,217,500          49,252,549
   Personnel costs - Foodservice distribution                              2,228,836           2,081,952
                                                                  -----------------------------------------
                                                                         123,115,940         125,914,441
                                                                  -----------------------------------------
                                                                          48,194,986          51,226,825

Costs and expenses:
   Other direct operating costs - Restaurant                              30,967,471          37,322,943
   Other direct operating costs - Foodservice distribution                 1,665,933           1,528,439
   General and administrative expenses                                     9,495,544          10,865,510
   Depreciation and amortization                                           5,670,553           7,768,595
                                                                  -----------------------------------------
                                                                          47,799,501          57,485,487
                                                                  -----------------------------------------
                                                                             395,485          (6,258,662)

Other (income) and expenses:
   Asset impairment losses                                                   237,213          23,072,616
   Amortization of intangibles                                                   339           2,298,731
   Interest expense, net                                                   4,393,449           5,826,315
   Other, net                                                               (481,431)            388,059
                                                                  -----------------------------------------
                                                                          (4,149,570)         31,585,721
                                                                  -----------------------------------------
Loss before provision for income taxes                                    (3,754,085)        (37,844,383)

Provision (benefit) for income taxes                                         (14,061)            222,790
                                                                  -----------------------------------------
Net loss                                                                  (3,740,024)        (38,067,173)

Accumulated deficit at beginning of year                                 (83,612,414)        (45,545,241)
                                                                  -----------------------------------------
Accumulated deficit at end of year                                      $(87,352,438)       $(83,612,414)
                                                                  =========================================

See accompanying notes.

            Paragon Steakhouse Restaurants, Inc. and Subsidiaries

                    Consolidated Statements of Cash Flows



                                                                                 YEAR ENDED
                                                                     SEPTEMBER 25,       SEPTEMBER 26,
                                                                          1998                1997
                                                                  -----------------------------------------
OPERATING ACTIVITIES
Net loss                                                                $(3,740,024)     $  (38,067,173)

Adjustments to reconcile net loss to net cash provided
  by operating activities:
     Depreciation and amortization                                        5,670,553           7,768,595
     Amortization of intangibles                                                339           2,298,731
     Related party interest                                               1,177,968           2,448,789
     Related party income taxes not paid in cash                                  -               5,333
     Asset impairment loss                                                        -          23,072,616
     Gains on disposal of assets, net                                      (448,800)           (753,552)
     Provision for deferred income taxes                                    (81,038)                  -
     Write-off of unamortized capital lease                                 284,527             141,843
     Deferred rent                                                           63,860             249,595
     Other                                                                  106,301            (101,205)
     Changes in operating assets and liabilities:
       Accounts receivable                                                 (284,867)           (671,822)
       Inventories                                                         (732,074)             41,504
       Prepaid expenses, supplies and other current assets                  570,471           3,692,010
       Accounts payable                                                    (463,829)            762,098
       Accrued salaries, wages and benefits                                 318,491            (319,232)
       Other accrued liabilities                                           (499,080)            (75,760)
                                                                  -----------------------------------------
Net cash provided by operating activities                                 1,942,798             492,370

INVESTING ACTIVITIES
Purchases of property and equipment                                      (1,142,555)         (5,444,110)
Proceeds from disposal of property and equipment                          1,205,254           2,670,834
Loan acquisition costs                                                            -             (16,096)
Cash - restricted under collateral agreements                             1,248,766             222,040
Other                                                                         2,165              58,763
                                                                  -----------------------------------------
Net cash provided by (used in) investing activities                       1,313,630          (2,508,569)

FINANCING ACTIVITIES
Borrowings from affiliate                                                         -           3,308,085
Net payments on borrowings from affiliate                                (1,228,813)                  -
Payments on debt                                                         (1,303,946)         (1,876,183)
Payments on financing obligations                                        (1,401,202)         (1,559,089)
                                                                  -----------------------------------------
Net cash used in financing activities                                    (3,933,961)           (127,187)
                                                                  -----------------------------------------
Net decrease in cash and cash equivalents                                  (677,533)         (2,143,386)

Cash and cash equivalents at beginning of year                            1,392,921           3,536,307
                                                                  -----------------------------------------
Cash and cash equivalents at end of year                                $   715,388      $    1,392,921
                                                                  =========================================


See accompanying notes.

            Paragon Steakhouse Restaurants, Inc. and Subsidiaries


                                                                                  YEAR ENDED
                                                                       SEPTEMBER 25,      SEPTEMBER 26,
                                                                            1998              1997
                                                                     --------------------------------------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
   Taxes paid                                                        $  156,441           $     66,815
   Interest paid, net of amounts capitalized of $27,988
     in 1997                                                         $3,392,045           $  3,334,439


During 1997, the Company entered into a sale and leaseback agreement for land and building with a fair market value of $1,500,000. The lease was treated as a financing lease and capitalized.

The Company financed prepaid insurance policies of $269,134 and $660,137 through the issuance of short-term notes payable in 1998 and 1997, respectively.



See accompanying notes.

1.  SIGNIFICANT ACCOUNTING POLICIES AND GENERAL INFORMATION

BASIS OF PRESENTATION

The accompanying financial statements have been prepared assuming that Paragon Steakhouse Restaurants, Inc. and subsidiaries (the Company) will continue as a going concern. This basis of accounting contemplates the recovery of the Company's assets and the satisfaction of its liabilities in the normal course of business. At September 25, 1998, the Company has an accumulated deficit of $87,352,438, a deficiency in assets of $6,003,349 and negative working capital of $33,386,287. In addition, at September 25, 1998, the Company is not in compliance with certain loan covenants under the terms of its long-term borrowing agreement and such covenants have not been waived or amended. If the lender demanded payment of the balance outstanding it is likely the Company would not have available funds to meet the lender's demand. The Company has historically relied upon Kyotaru Co., Ltd. (the Parent) for operating capital which may not be available during the coming year as the Parent filed a petition for corporate reorganization procedures with the Tokyo District Court in Japan on January 19, 1997, pursuant to Law No. 172 of June 7, 1952, known as the Corporate Reorganization Law of Japan. The Tokyo District Court ordered commencement of the Parent's corporate reorganization procedures on March 31, 1997. Due to the Company's recurring losses from operations, net deficiency in assets, the covenant violations under the terms of its long-term borrowing agreement and the financial status of its Parent, there can be no assurance that the Company will be able to obtain additional operating capital, which may impact the Company's ability to continue as a going concern.

The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern. Management is pursuing various options to improve the Company's operating results and cash flows, including closing under-performing operations, selling under-utilized assets, reducing costs through various cut backs and considering the need to dispose of part or all of its operations. The Company intends to begin negotiations with its long-term lender to revise the terms and covenants under its long-term borrowing agreement such that the Company will be able to be in compliance in the future.

DESCRIPTION OF BUSINESS

Paragon Steakhouse Restaurants, Inc. and its subsidiaries (Paragon of Michigan, Inc., Paragon of Nevada, Inc. and Paragon of Wisconsin, Inc.) (collectively PSR) own and operate restaurants located primarily throughout California, Arizona, and the Great Lakes Region. PSR also owns Pacific Basin Foods, Inc. (PBF), a company engaged in purchasing and selling food and other restaurant supplies to PSR and nonaffiliated companies.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of PSR and PBF (collectively the Company). Significant intercompany amounts and transactions have been eliminated in consolidation.

OWNERSHIP

PSR is a wholly-owned subsidiary of Kyotaru Co., Ltd. (KCL or the Parent).

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. Actual results could differ from those estimates and such differences may be material to the financial statements.

CASH EQUIVALENTS

The Company considers all highly liquid investments with a maturity of three months or less when purchased and whose use is not restricted under collateral agreements, to be cash equivalents. The carrying amount reported in the consolidated balance sheets for cash equivalents approximates fair value.

INVENTORIES

Inventories, consisting primarily of food and beverages, are carried at the lower of cost (first-in, first-out method) or market.

SUPPLIES

When a restaurant is opened, the initial purchase of expendable equipment, such as china, glassware and silverware, is recorded as prepaid supplies.

PROPERTY AND EQUIPMENT

Property and equipment are depreciated over their estimated useful lives (3 to 15 years for furniture, fixtures and equipment, 40 years for buildings) using the straight-line method for financial reporting purposes. Costs of leasehold rights and improvements are amortized on a straight-line basis over the estimated useful lives of the assets, or the lease term, whichever is shorter.

INTANGIBLES

Trademarks and trade names were carried at acquisition cost and amortized using the straight-line method over 10 years, prior to such costs being written-off during 1997.

LIQUOR LICENSES

Transferable liquor licenses which have a market value are carried at cost and are not amortized.

PRE-OPENING COSTS

In September 1997, the Company changed its method of accounting for pre-opening costs incurred with the start up of a new restaurant, and began expensing such costs in the period incurred. As a result of changing the method of accounting for pre-opening costs, the Company wrote-off unamortized pre-opening costs at September 26, 1997 of $345,068.

GIFT CERTIFICATES

The Company sells gift certificates and recognizes a liability, included in other accrued liabilities, for gift certificates outstanding until the gift certificate is redeemed or deemed to have expired.

ASSET IMPAIRMENT LOSS

During 1996, the Company adopted Statement of Financial Accounting Standards
(SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of". As a result of adopting SFAS No. 121, the Company wrote down property and equipment as a result of comparing the discounted cash flows for under-performing restaurants to the net book value of the restaurants' assets. The adjustment for the impairment was recorded by increasing depreciation and amortization by $10,859,255 in 1997. No adjustment for asset impairment was recorded during fiscal 1998. At September 26, 1997, management concluded that due to continued losses from operations, trademarks, trade names and other intangibles no longer had a continuing value based on an updated fair market value assessment of the Company, and accordingly increased the applicable accumulated amortization accounts by $12,240,949. The Company also recorded reserves for future operating costs of properties which were closed at or subsequent to the fiscal years ended September 25, 1998 and September 26, 1997 of $237,213 and $652,037, respectively. The total of the write-downs of the property and equipment, intangible assets and reserves for future operating costs of closed restaurants is included in other expenses as asset impairment losses.

ADVERTISING AND PROMOTIONAL COSTS

Advertising and promotional costs are charged to expense as incurred. Advertising and promotional costs for the years ended September 25, 1998 and September 26, 1997 were $5,008,288 and $6,090,624, respectively.

OTHER DIRECT OPERATING COSTS

Other direct operating costs consist of those direct costs associated with operating the restaurant locations, exclusive of depreciation and amortization expense, and with costs associated with operating PBF's warehouse operations.

2. PROPERTY AND EQUIPMENT

Property and equipment consists of the following:


                                                                     SEPTEMBER 25,       SEPTEMBER 26,
                                                                          1998                1997
                                                                  -----------------------------------------
Land                                                                     $11,832,771        $ 12,394,763
Buildings and improvements                                                52,106,657          56,403,736
Furniture, fixtures and equipment                                         28,314,128          30,310,898
Leased property under capital leases                                      13,881,126          15,131,151
Leasehold rights                                                           3,041,000           3,358,040
Construction-in-progress                                                           -           2,744,346
                                                                  -----------------------------------------
                                                                         109,175,862         120,342,934

Less accumulated depreciation and amortization                            54,114,711          59,154,477
                                                                  -----------------------------------------
                                                                         $55,060,971        $ 61,188,457
                                                                  =========================================

3. LONG-TERM DEBT

Long-term debt consists of the following:


                                                                     SEPTEMBER 25,       SEPTEMBER 26,
                                                                          1998                1997
                                                                  -----------------------------------------
10.39% mortgage loan collateralized by land, building, and
   improvements, due in monthly installments of principal and
   interest through September 2011                                       $20,621,781         $21,335,990
Other                                                                         84,444             405,047
                                                                  -----------------------------------------
                                                                          20,706,225          21,741,037

Less current portion                                                      20,706,225           1,119,256
                                                                  -----------------------------------------
                                                                       $           -         $20,621,781
                                                                  =========================================


On August 30, 1997, PSR entered into a $22,624,000 secured mortgage financing (the Mortgage) with a financing company. Paragon Steakhouse Restaurants, Inc. and one of its subsidiaries, Paragon of Michigan, Inc. are liable for the repayment of such financing. The Mortgage bears interest at 10.39% and is payable in 180 equal installments of principal and interest, with the final installment due September 2011. In 1997, the Company prepaid $626,779 of the mortgage, reducing the original monthly payments of $248,545 to $241,470. The prepayment was funded from the sale of a portion of the security. The Mortgage is secured by substantially all of PSR's owned land, buildings and the improvements thereon. The Mortgage was used to refinance existing debt, finance restaurant remodels and pay fees and expenses associated with the Mortgage. The terms of the Mortgage include specific financial covenants, restrictions on obtaining other financing and limitations on payments to its parent. On April 30, 1997, and on May 28, 1997, the mortgage agreement was amended primarily to modify the loan covenants. As of September 25, 1998, the Company is not in compliance with certain financial ratio loan covenants and has not obtained a waiver for the covenant violations. As a result, the entire loan balance has been included in the current portion of long-term debt for financial statement presentation.

The maturities of long-term debt, assuming the Mortgage is not accelerated, for the years succeeding fiscal 1998 are as follows:

  1999                                    $    876,494
  2000                                         878,378
  2001                                         974,115
  2002                                       1,080,287
  2003                                       1,198,032
  Thereafter                                15,698,919
                                     ---------------------
                                           $20,706,225
                                     =====================

4. LEASE COMMITMENTS

In January 1997, the Company received net cash proceeds of $1,263,650 relating to the sale of a new restaurant property. Following the sale, the Company obtained an additional $200,000 in financing for the property, completed construction of the restaurant, and leased the property back for a period of 20 years at an initial annual rental of $163,500 subject to increases of 6% beginning January 1, 2000 and every three years thereafter.

The lease, noted above, is renewable for two additional periods of 5 years at the Company's option. The Company also has an option to purchase the property for a fixed sum during the sixty-first full month of the lease. As a result of the purchase option, the transaction has been recorded as a financing lease, with the restaurant being included in property and equipment in the accompanying financial statements along with the related lease obligation.

The Company leases various land and building sites for its restaurant operations. These leases have initial terms generally ranging from 20 to 35 years and, in certain instances, provide for renewal options ranging from 5 to 25 years. Certain of these leases require additional (contingent) rental payments by the Company if sales volumes at the related restaurants exceed specified levels. Most of these lease agreements require payments of taxes, insurance and maintenance costs by the Company. The Company also leases various restaurant and transportation equipment. Those leases have initial terms generally ranging from 4 to 7 years and require a fixed monthly payment or, in the case of transportation equipment, additional payments on a per mile basis. Certain of the leases are accounted for as operating leases while others are accounted for as capital leases.

Rental expense consists of the following:


                                                                                YEAR ENDED
                                                                     SEPTEMBER 25,       SEPTEMBER 26,
                                                                          1998                1997
                                                                  -----------------------------------------
Restaurant, land and buildings:
   Minimum rents                                                          $6,259,019          $7,015,815
   Percentage rentals                                                        335,112             339,416
                                                                  -----------------------------------------
                                                                           6,594,131           7,355,231

Equipment rentals                                                          1,397,386           1,600,959
                                                                  -----------------------------------------
                                                                          $7,991,517          $8,956,190
                                                                  =========================================


Future minimum lease payments for all leases (including sale/leasebacks) with initial or remaining terms of one year or more at September 25, 1998 are as follows :


                                                                        CAPITAL            OPERATING
                                                                        LEASES              LEASES
                                                                  -----------------------------------------
1999                                                                   $  2,142,562         $  6,635,882
2000                                                                      1,602,565            5,919,155
2001                                                                      1,009,057            5,741,125
2002                                                                        939,301            5,379,601
2003                                                                        966,963            4,592,718
Thereafter                                                               13,857,507           35,435,311
                                                                  -----------------------------------------
Total minimum lease payments                                             20,517,955          $63,703,792
                                                                                     ======================
Less amount representing interest                                        10,808,481
                                                                  --------------------
                                                                          9,709,474

Less current portion                                                      1,152,143
                                                                  --------------------
Long-term lease obligations                                            $  8,557,331
                                                                  ====================

                                                                            F-12

5. COMMITMENTS AND CONTINGENCIES

The Company has self-insured retention insurance programs for general liability, workers' compensation and employee health plans up to varying deductibles and certain maximum coverages under the Company's risk management program. Amounts estimated to be payable with respect to existing claims for which the Company is liable under its self-insured retention have been accrued as liabilities. The Company is also required to maintain cash deposits securing future payments under the programs and has entered into an arrangement with the insurance companies, whereby they have placed cash deposits into money market funds controlled by the insurance companies and granted the insurance companies a security interest in the cash deposits. These deposits have been recorded in the other asset section of the balance sheet as "Cash - restricted under collateral agreements".

The Company is periodically a defendant in cases involving personal injury and other matters which arise in the normal course of business. While any pending or threatened litigation has an element of uncertainty, the Company believes that the outcome of any pending lawsuits or claims, individually or combined, will not materially affect the financial condition or results of operations.

At September 25, 1998, the Company had outstanding commitments to purchase inventory of approximately $3.2 million. The inventory purchase commitments approximate market value.

The Company is also contingently liable on operating leases of properties sublet to third parties. The future minimum lease payments on these properties aggregate $3,169,100 through December 2009 .

6. RELATED PARTY TRANSACTIONS

In 1997, the Company issued an additional 794 shares in the Company to its Parent in exchange for a reduction in amount due to the Parent of $36,000,000.

In connection with the original acquisition of the Company's stock, debt associated with the acquisition was pushed down to the Company. Such debt, along with other borrowings and advances to the Company, is included in amounts due to affiliate and is payable on demand. The affiliate has agreed not to call the debt due during fiscal 1999, unless the Company has funds sufficient to meet the demand for payment and meet certain financial ratio loan covenants of its Mortgage. The interest rate on borrowings due to affiliate was 6.1% at September 25, 1998 and September 26, 1997. Interest expense includes $1,177,968 and $2,448,789 for fiscal 1998 and 1997, respectively, related to borrowings due to affiliate.

The Company paid an affiliate prior years taxes relating to a tax sharing agreement of $121,000 and $132,000 in 1998 and 1997, respectively.

7. INCOME TAXES

The provision for income taxes for the years ended September 25, 1998 and September 26, 1997, consists of the following:


                                                   1998              1997
                                            -------------------------------------
Current:
   Federal                                     $           -     $        (266)
   State                                              66,977           223,056
                                            -------------------------------------
                                                      66,977           222,790

Deferred:
   Federal                                          (877,764)       (8,170,919)
   State                                             (81,038)                -
                                            -------------------------------------
                                                    (958,802)       (8,170,919)
                                            -------------------------------------
                                                    (891,825)       (7,948,129)

Change in valuation reserve                          877,764         8,170,919
                                            =====================================
                                               $     (14,061)    $     222,790
                                            =====================================


Through the period ended December 29, 1993, the Company filed consolidated federal and combined state income tax returns with its former parent KII. On December 30, 1993, the Company's ownership was transferred from KII to KCL. Subsequent to the change in ownership, the Company has continued to file certain combined state tax returns with affiliated companies, but began filing its own consolidated federal tax return. Under the agreement the Company has with KCL, the Company provides for income taxes, when filing with affiliated companies, on a separate basis, as if it filed its own tax return.

The Company accounts for income taxes using the liability method required by Statement of Financial Accounting Standards No. 109 (SFAS No. 109), "Accounting for Income Taxes."

Deferred income taxes reflect the net tax effects of temporary differences between the carrying value of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

Significant components of the Company's net deferred tax assets consist of the following:


                                                                         SEPTEMBER 25,     SEPTEMBER 26,
                                                                             1998               1997
                                                                      -------------------------------------
 Deferred tax assets:
    Net operating loss carryforward                                         $12,151,945     $   8,996,109
    FICA tax credit carryforward                                              1,813,506         1,813,506
    Depreciation net of deferred gain on casualty loss                        1,721,380         1,507,780
    Deferred rent                                                               669,824           633,854
    Self-funded insurance accruals                                              479,151           793,753
    Amortization on non-compete agreement                                        15,847            17,320
    Salaries, wages and benefit accruals                                        130,143           198,921
    Asset valuation reserves                                                  4,648,751         7,092,886
    Alternative minimum tax carryforward                                        136,318           136,318
    Amortization of financing costs                                             271,727           292,754
    State income taxes                                                           68,991           117,606
    Affiliated entity interest                                                  400,509                 -
    Other                                                                        43,955            39,476
    Inventory uniform capitalization costs                                       41,575            55,313
                                                                       -------------------------------------
 Total deferred tax assets                                                   22,593,622        21,695,596

 Deferred tax liabilities:
    State income tax fixed asset deductions                                     207,585           288,623
    Prepaid items                                                                75,008           129,451
    Deferred loss on sale/leaseback                                              23,640            23,640
    Capital leases                                                               65,760
    Other                                                                         8,945                 -
                                                                       -------------------------------------
 Total deferred tax liabilities                                                 380,938           441,714
                                                                       -------------------------------------
 Net deferred tax assets before valuation allowance                          22,212,684        21,253,882

 Valuation allowance                                                        (22,420,269)      (21,542,505)
                                                                       =====================================
 Net deferred tax liabilities                                               $  (207,585)    $    (288,623)
                                                                       =====================================

The Company recorded a net operating loss for tax purposes in 1998 and 1997 and has remaining net operating loss carryforwards, after carrybacks, of $35,741,014 expiring in 2013. The Company also has FICA tip tax credit carryforwards of $1,813,506 for income tax purposes that expire through 2011.

8.  OTHER INCOME AND EXPENSES

During 1996, one of the Company's restaurants was partially destroyed by fire. The loss, covered by the Company's replacement cost property insurance, resulted in a gain of $418,280 and $459,526 in 1998 and 1997, respectively, included in other income, as the carrying value of the assets destroyed was substantially less than replacement cost.

9.  YEAR 2000 ISSUE (UNAUDITED)

The Company has developed a plan to replace or modify portions of its software so that its computer systems will function properly with respect to dates in the year 2000 and thereafter. The Company does not expect this project to have a significant effect on its balance sheet, the statements of operations or cash flows. The Company believes that with modifications and conversions to new software, the Year 2000 Issue will not pose significant operational problems for its computer systems. However, if such modifications and conversions are not made, or are not completed timely, the Year 2000 Issue could have a material impact on the operations of the Company.

   (b)              Pro forma financial information.



                        Galveston's Steakhouse Corp. and
              Paragon Steakhouse Restaurants, Inc and Subsidiaries
                 Unaudited Pro forma Consolidated Balance Sheet
                            As of September 30, 1998



                                                  GALVESTON'S           PARAGON             ADJUSTMENTS           PRO FORMA


ASSETS

Current assets
Cash and cash equivalents                       $        744,994    $        715,388       $            -      $      1,460,382
Accounts receivable                                      148,649           3,399,535                    -             3,548,184
Advances to officers                                     461,047                   -                    -               461,047
Inventories                                               39,775           5,180,141                    -             5,219,916
Acquisition deposits                                   1,954,519                   -  b        (1,954,519)                    -
Prepaid and other current assets                         168,681           3,282,651                    -             3,451,332
                                               ------------------  ------------------     -----------------   ------------------

Total current assets                                   3,517,665          12,577,715           (1,954,519)           14,140,861

Property and equipment, net                              935,127          55,060,971  b        (9,877,118)           46,118,980
Debt issuance costs                                       50,000                   -                    -                50,000
Intangible assets, net                                   469,714           2,191,117  b        (2,191,117)              469,714
Other assets                                              44,034           3,665,161                    -             3,709,195
                                               ------------------  ------------------     -----------------   ------------------

Total assets                                     $     5,016,540     $    73,494,964        $ (14,022,754)      $    64,488,750
                                               ==================  ==================     =================   ==================


See the accompanying notes to the pro forma financial statements.

                        Galveston's Steakhouse Corp. and
              Paragon Steakhouse Restaurants, Inc and Subsidiaries
           Unaudited Pro forma Consolidated Balance Sheet (continued)
                            As of September 30, 1998


                                                  GALVESTON'S           PARAGON             ADJUSTMENTS           PRO FORMA

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Current portion of notes payable                 $     1,439,497    $      2,028,636  b    $       600,000     $      4,068,133
Accounts payable                                          67,184          11,206,188                     -           11,273,372
Other accrued liabilities                                 79,839          12,899,446                     -           12,979,285
                                               ------------------  ------------------     -----------------   ------------------

Total current liabilities                              1,586,520          26,134,270               600,000           28,320,790

Notes payable, net of current portion                    795,245          28,387,063                     -           29,182,308
Other long term liabilities                                    -           4,350,877                     -            4,350,877
Due to affiliate                                               -          20,626,103  a        (20,626,103)                   -
                                               ------------------  ------------------     -----------------   ------------------

Total liabilities                                      2,381,765          79,498,313          (20,026,103)           61,853,975

Commitments and contingencies

Stockholders' equity
Preferred stock
Preferred stock, Series B, Convertible                     1,000                   -                    -                 1,000
Common stock                                              24,283          49,000,000  b       (49,000,000)               24,283
Additional paid-in capital                             5,852,427          32,349,089 a,b      (32,349,089)            5,852,427

Accumulated deficit                                  (3,242,935)        (87,352,438)  b         87,352,438          (3,242,935)
                                               ------------------  ------------------     -----------------   ------------------

Total stockholders' equity                             2,634,775         (6,003,349)             6,003,349            2,634,775
                                               ------------------  ------------------     -----------------   ------------------

Total liabilities and stockholders' equity       $     5,016,540     $    73,494,964        $ (14,022,754)      $    64,488,750
                                               ==================  ==================     =================   ==================


See the accompanying notes to the pro forma financial statements.

                        Galveston's Steakhouse Corp. and
              Paragon Steakhouse Restaurants, Inc and Subsidiaries
                  Pro forma Consolidated Statement of Operations
                      For the Year Ended December 31, 1997



                                                  GALVESTON'S           PARAGON             ADJUSTMENTS           PRO FORMA

Revenues                                         $     1,867,671      $  173,611,807       $               -     $  175,479,478

Costs and expenses
 Food and beverage                                       627,165          73,553,690                       -         74,180,855
 Payroll and payroll related costs                       757,232          49,597,925                       -         50,355,157
 Operating expenses                                      400,217          36,278,467                       -         36,678,684
 Depreciation and amortization                           221,737           9,144,842                       -          9,366,579
 General and administrative expenses                     350,945          10,624,158                       -         10,975,103
 Pre-opening startup costs                                65,155                   -                       -             65,155
                                                ------------------  ------------------     -----------------   ----------------

 Total costs and expenses                              2,422,451         179,199,082                       -        181,621,533
                                                ------------------  ------------------     -----------------   ----------------

Loss from operations                                   (554,780)         (5,587,275)                       -         (6,142,055)

Other income (expense)
 Interest expense, net                                 (523,187)         (4,965,444)  c          1,520,551           (3,968,080)
 Write down of assets                                         -         (23,072,616)                     -          (23,072,616)
 Other                                                        -            (547,998)                     -             (547,998)
                                               ------------------  ------------------     -----------------   -----------------

 Total other income (expense)                          (523,187)        (28,586,058)             1,520,551          (27,588,694)
                                               ------------------  ------------------     -----------------   -----------------

Net loss                                        $    (1,077,967)      $ (34,173,333)        $    1,520,551       $ (33,730,749)
                                               ==================  ==================     =================   =================

Basic loss per share                            $         (1.36)                                                 $      (42.68)
                                               ==================                                             =================

Diluted loss per share                          $         (1.36)                                                 $      (42.68)
                                               ==================                                             =================

Weighted-average shares outstanding
  basic and diluted                                     790,296                                                        790,296
                                               ==================                                             =================


See the accompanying notes to the pro forma financial statements.

                        Galveston's Steakhouse Corp. and
              Paragon Steakhouse Restaurants, Inc and Subsidiaries
                  Pro forma Consolidated Statement of Operations
                  For the Nine Months Ended September 30, 1998



                                                  GALVESTON'S           PARAGON             ADJUSTMENTS           PRO FORMA

Revenues                                        $        841,476      $  130,765,614       $             -       $  131,607,090

Costs and expenses
 Food and beverage                                       269,653          59,070,334                     -           59,339,987
 Payroll and payroll related costs                       348,040          35,615,142                     -           35,963,182
 Operating expenses                                      366,328          25,019,078                     -           25,385,406
 Depreciation and amortization                           109,741           4,339,791                     -            4,449,532
 General and administrative expenses                     694,990           7,272,393                     -            7,967,383
                                               ------------------  ------------------     -----------------   ------------------

 Total costs and expenses                              1,788,752         131,316,738                     -          133,105,490
                                               ------------------  ------------------     -----------------   ------------------

Loss from operations                                   (947,276)           (551,124)                     -           (1,498,400)

Other income (expense)
 Interest expense, net                                 (275,140)         (3,339,713)  c            907,539           (2,707,314)
 Other income                                                 -             255,383                      -              255,383
                                               ------------------  ------------------     -----------------   ------------------

 Total other income (expense)                          (275,140)         (3,084,330)               907,539           (2,451,931)
                                               ------------------  ------------------     -----------------   ------------------

Net loss                                         $   (1,222,416)    $    (3,635,454)       $       907,539     $     (3,950,331)
                                               ==================  ==================     =================   ==================

Basic loss per share                             $        (0.59)                                               $          (1.91)
                                               ==================                                             ==================

Diluted loss per share                           $        (0.59)                                               $          (1.91)
                                               ==================                                             ==================

Weighted-average shares outstanding
  basic and diluted                                   2,064,714                                                       2,064,714
                                               ==================                                             ==================



See the accompanying notes to the pro forma financial statements.

                        Galveston's Steakhouse Corp. and
              Paragon Steakhouse Restaurants, Inc and Subsidiaries
               Notes to Pro forma Consolidated Financial Statements



NOTE 1 - BASIS OF PRESENTATION

The accompanying pro forma consolidated balance sheet presents the accounts of Galveston's Steakhouse Corp. ("Galveston's") and Paragon Steakhouse Restaurants, Inc. and Subsidiaries ("Paragon") as if the acquisition of Paragon by Galvesont's occurred on September 30, 1998. The accompanying pro forma consolidated statements of operations present the accounts of Galveston's and Paragon for the year ended December 31, 1997 and the nine months ended September 30, 1998 as if the acquisition occurred on January 1, 1997.

The following adjustments would be required if the acquisition occurred as indicated above:

a. To remove the amount due to affiliate that was forgiven in connection with the acquisition.

b. To record the purchase price which consists of a $600,000 note payable, $600,000 in cash that was previously paid the sellers and included in acquisition deposits and $1,354,519 in transaction fees that were also included in the acquisition deposit account. In addition, due to the forgiveness of the amount due to affiliate as mentioned in item a. above, the $1.2 million purchase price was less than the net book value of Paragon. This purchase discount of $12,068,235 is being used to reduce the basis of intangible assets and property and equipment of $2,191,117 and $9,877,118, respectively.

c. To remove the interest expense incurred on the amount due to affiliate that was forgiven in connection with the acquisition.

                                  SIGNATURE


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 25, 1999

                              GALVESTON'S STEAKHOUSE CORP.



                              By: /s/ Hiram J. Woo
                              Name: Hiram J. Woo
                              Title:     President and Chief Financial Officer